EXHIBIT 23.1





                         Consent of Independent Auditors


We consent to the references to our firm under the captions "Selected Historical and Pro Forma Financial Information" and "Experts" and to the use of our report dated March 8, 1996, except for Note 20, as to which date is ____________, 1996, with respect to the consolidated financial statements of Silgan Holdings Inc. included in the Registration Statement (Form S-2, No. 333-XXXX) and related Prospectus of Silgan Holdings Inc. for the registration of _______ shares of its common stock and to the incorporation by reference therein of our report dated March 8, 1996 with respect to schedules of Silgan Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                    ERNST & YOUNG LLP

Stamford, Connecticut
_____________, 1996


The   foregoing   consent  is  in  the  form  that  will  be  signed   upon  the
recapitalization described in Note 20 to the consolidated financial statements.



                                                    /s/ ERNST & YOUNG LLP
                                                    ---------------------

Stamford, Connecticut
September 12, 1996





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